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                                                                   EXHIBIT 3.91


                                    RELEASE
                                    -------


TO:                 Investorlinks.com Inc.



     I, Sandra J. Hall, Secretary and Director of Investorlinks.com Inc., hereby release 45,000 stock options granted to me on June 26, 2000 exercisable at US $2.55.


     DATED the 24/th/ day of July, 2001.




                                                       Sandra J. Hall